Exhibit 99.1 Contacts: Media Relations – George C. Lewis, 610-774-4687 Investor Relations – Andy Ludwig, 610-774-3389 Talen Energy Completes Sale of Pennsylvania Hydroelectric Plants ALLENTOWN, Pa., (April 1, 2016) – Talen Energy Corporation (NYSE: TLN) completed the sale of the Holtwood and Lake Wallenpaupack hydroelectric plants on Friday (4/1) to a subsidiary of Brookfield Renewable Energy Partners L.P. The total purchase price was $860 million, subject to customary post-closing adjustments. Closing of the sale completes asset divestitures within the PJM Interconnection energy market required by a December 2014 Federal Energy Regulatory Commission order approving the transactions that formed Talen Energy. The two Pennsylvania hydroelectric plants – Holtwood in Lancaster County and Lake Wallenpaupack in the Pocono Mountain region – have a combined generating capacity of 292 megawatts. RBC Capital Markets served as financial advisor to Talen Energy. Simpson, Thacher & Bartlett LLP was transaction counsel. Talen Energy is one of the largest competitive energy and power generation companies in North America. Our diverse generating fleet operates in well-developed, structured wholesale power markets. To learn more about us, visit www.talenenergy.com.